UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934
Date of Report (Date of earliest event reported): February 8, 2006
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 Commission File Number	84-1100630 (I.R.S. Employer Identification Number)
3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 440-5220
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 8, 2006, the Company awarded restricted shares of its common stock (“Shares”) under its 1996 Equity Incentive Plan as compensation to certain of its senior executive officers. The Company awarded 8,334 Shares to senior executive officers Bruce Bowman, Freya Brier, Robert Dimond, Steve Kaczynski and Peter Williams, and the Company awarded 16,667 Shares to Perry Odak, President, Chief Executive Officer, member of the board of Directors and greater than five percent stockholder of the Company. The material terms of the stock bonus agreements include the vesting of 25% of the shares on the date of the award, with the balance vesting at a rate of 25% for each of the successive three years thereafter, and forfeiture of shares not vested at the time of separation of employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc. (Registrant)
	By:	/s/ Freya R. Brier
Freya R. Brier
Date: February 10, 2006		Executive Officer